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                                                                  EXHIBIT 1.1




                       MICHIGAN CONSOLIDATED GAS COMPANY

                   FIRST MORTGAGE BONDS DESIGNATED AS SECURED
                          MEDIUM-TERM NOTES, SERIES B


                             DISTRIBUTION AGREEMENT


                                                                    June 6, 1995



Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
North Tower, 10th Floor
World Financial Center
New York, New York  10281-1310

A.G. Edwards & Sons, Inc.
One North Jefferson
St. Louis, Missouri 63103

First Chicago Capital Markets, Inc.
One First National Plaza
Suite 0363
Chicago, Illinois  60670-0363

Lehman Brothers
Lehman Brothers Inc.
3 World Financial Center, 12th Floor
New York, New York  10285-1200

Ladies and Gentlemen:

   Michigan Consolidated Gas Company, a Michigan corporation (the "Company"), confirms its agreement with each of you (individually, an "Agent" and collectively, the "Agents") (which terms shall, for all purposes of this Agreement, with respect to Lehman Brothers Inc. include its affiliate, Lehman Government Securities Inc.) with respect to the issue and sale by the Company of up to an aggregate principal amount of $150,000,000 of its First Mortgage Bonds designated as Secured Medium-Term Notes, Series B (the "Notes"). The Notes will be issued from time to time by the Company under its Indenture of Mortgage and Deed of Trust (the "Original Indenture") dated as of March 1, 1944 (under which Citibank, N.A. and Robert T. Kirchner are now the Trustees), as heretofore amended and supplemented by thirty-three supplemental indentures, including the Twenty-ninth Supplemental Indenture dated as of July 15, 1989 providing for
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the modification and restatement of the Original Indenture which became effective on April 1, 1994, and the Thirty-third Supplemental Indenture creating the series in which the Notes are to be issued. The term "Indenture", as hereinafter used, means such Original Indenture, as so amended and supplemented. The Notes will mature nine months or more from the date of issue and will bear interest at rates to be specified in a pricing supplement to the Note Prospectus referred to below. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold to or through the Agents pursuant to the terms of this Agreement, as though the issuance of such Notes were authorized as of the date hereof.

   1.  Solicitations as Agents; Purchases as Principal.

   (a) Appointment. Subject to the terms and conditions stated herein, the Company hereby agrees that the Notes will be sold to or through the Agents; provided, however, that the Company reserves the right to sell and may accept offers to purchase the Notes directly on its own behalf. In addition, the Company may from time to time offer Notes for sale otherwise than through an Agent; provided, however, that so long as this Agreement shall be in effect the Company shall not solicit offers to purchase Notes through any agent without amending this Agreement to appoint such agent as an additional Agent hereunder on the same terms and conditions as provided herein for the Agents and without giving the Agents prior notice of such appointment. The Company may accept offers to purchase Notes through an agent other than an Agent, provided that
(i) the Company shall not have solicited such offers, (ii) the Company and such agent shall have executed an agreement with respect to such purchases having terms and conditions (including, without limitation, commission rates) with respect to such purchases substantially the same as the terms and conditions that would apply to such purchases under this Agreement if such agent was an Agent (which may be accomplished by incorporating by reference in such agreement the terms and conditions of this Agreement) and (iii) the Company shall provide the Agents with a copy of such agreement promptly following the execution thereof. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, as agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes during each Offering Period (defined below) upon the terms and conditions set forth in the Note Prospectus (defined below) as then amended and supplemented. Each Agent may also purchase Notes from the Company as principal for purposes of resale, as more fully described in subsection (g) of this Section.

   (b) Solicitation Period. Following the Commencement Date (defined below), the Company shall notify each Agent from


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time to time as to the commencement of a period during which the Notes may be offered and sold by such Agent (each period, commencing with such a notification and ending at such time as the authorization for offers and sales through such Agent shall have been suspended by the Company or such Agent as provided hereunder, being herein referred to as an "Offering Period").

   (c) Agent's Commission. The Company agrees to pay each Agent, as consideration for soliciting the sale of the Notes, a commission in the form of a discount, equal to the percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by an Agent as set forth on
Schedule I hereto.

   (d) Solicitation of Offers. Each Agent is authorized to solicit orders for the Notes only in denominations of $1,000 or any larger amount that is an integral multiple of $1,000, at a purchase price equal to 100% of their principal amount (unless otherwise specified in the applicable pricing supplement). Each Agent shall communicate to the Company, orally, each reasonable offer or indication of interest received by it to purchase Notes. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right to reject, in its discretion reasonably exercised, any offer received by it to purchase the Notes, without advising the Company, in whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. In soliciting offers to purchase the Notes hereunder, each Agent is acting solely as agent for the Company, and not as principal. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason.
Under no circumstances will an Agent be obligated to purchase any Notes for its own account. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall (a) hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company and (b) notwithstanding such default, pay to the Agents any commission to which they would be entitled in connection with such sale.

   (e) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) shall be agreed upon by the Company and the Agent and set forth in a pricing supplement to be prepared in connection with each sale of the Notes. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by it in the Administrative Procedures attached hereto as Exhibit A (the "Procedures"). The





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Procedures may be amended only by written agreement from time to time of the
Company and the Agents.

   (f)  Delivery of Documents.  The documents required to be delivered by
Section 4 of this Agreement shall be delivered at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Agents, 125 West 55th Street, New York, N.Y. 10019-5389, on such date as may be mutually agreed to by the Company and the Agents, which in no event shall be later than the time at which the Agents commence solicitation of offers to purchase Notes hereunder (the "Commencement Date").

   (g) Purchases as Principal. Subject to the terms and conditions stated herein, the Company agrees that, whenever the Company determines to sell Notes directly to any of the Agents as principal for resale to others and such Agent agrees to purchase Notes as principal, it will enter into a Terms Agreement (defined below) relating to such sale in accordance with the provisions of this
Section 1(g). Each sale of Notes to any of the Agents as principal shall be made in accordance with the terms of this Agreement and a supplemental agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent. Each such supplemental agreement, whether oral (and confirmed in writing by such Agent to the Company, which may be by facsimile transmission) or in writing is herein referred to as a "Terms Agreement". Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit B hereto. Each Agent's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Notes to be purchased by any of the Agents pursuant thereto, specify the principal amount of such Notes, the price to be paid to the Company for such Notes, the rate at which interest will be paid on the Notes, the date, time and place of delivery of the Notes and payment therefor (the "Purchase Date"), the method of payment and any modification of the requirements for the delivery of the opinions of counsel, the certificates from the Company, and the comfort letter from Deloitte & Touche LLP, pursuant to Section 4. Such Terms Agreement shall also specify the period of time referred to in Section 3(k).

   Delivery of the certificates for Notes sold to any of the Agents pursuant to any Terms Agreement shall be made as agreed to between the Company and such Agent as set forth in the Terms Agreement, no later than the Purchase Date set forth in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the Terms Agreement.





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   Unless otherwise indicated in the applicable pricing supplement, any Note sold to an Agent as principal shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule I hereto, and may be resold by such Agent to investors and other purchasers from time to time in one or more transactions at varying prices determined at the time of sale, or at a fixed public offering price, if so agreed. In addition, such Agent may engage the services of any other broker or dealer in connection with the resale of the Notes purchased by it as principal and may allow any portion of the discount received in connection with such purchases from the Company to such brokers or dealers.

   (h) Other Activities of Agents. The Company acknowledges that nothing in this Agreement shall prohibit any Agent from (i) acting as broker for the sale of Notes by customers other than the Company, (ii) soliciting the sale of Notes through the Agent as broker for the seller, soliciting the sale of Notes to the Agent as principal and soliciting offers to buy Notes, (iii) purchasing Notes, and (iv) offering and selling as principal for its own account Notes which the Agent has purchased.

   (i) Reliance. The Company and each Agent agree that any Notes purchased by the Agents shall be purchased, and any Notes the placement of which an Agent arranges shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

   2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Agents that:

   (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such form (Registration No. 33-59093) for the registration under the Act of the Company's First Mortgage Bonds, including the Notes, which registration statement was declared effective on May 31, 1995. The Company may from time to time file with the Commission additional registration statements for the registration of additional amounts of First Mortgage Bonds. At the time of the offer and sale of any Note pursuant to this Agreement, such Note shall be registered pursuant to an effective registration statement under the Act. Each registration statement under which Notes are offered or sold pursuant to this Agreement at the date hereof and at the date of such offer and sale meets and will meet the requirements set forth in Rule 415(a)(1)(x) under the Act and complies and will comply in all other material respects with said Rule. "Registration Statement" shall mean, as of any date, each effective registration statement relating to First Mortgage Bonds





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pursuant to which Notes are or may then be offered or sold, including incorporated documents, exhibits and financial statements, as amended at such date. "Prospectus" shall mean the form of prospectus relating to First Mortgage Bonds contained in the Registration Statement. The term "Preliminary Prospectus" as used herein means a prospectus filed as part of any post-effective amendment to the Registration Statement prior to the effective date of such post-effective amendment, as contemplated in Rule 430 under the Act. The Company has included and will include in each such Registration Statement, or has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act, a supplement to the form of Prospectus included in each such Registration Statement relating to the Notes and prior to any such filing will advise each Agent of all further information (financial and other) with respect to the Company to be set forth therein. The Prospectus so supplemented from time to time is hereinafter called the "Note Prospectus". Any preliminary form of supplemental prospectus which may be filed pursuant to Rule 424(b) under the Act is hereinafter called a "Preliminary Supplemental Prospectus". Any reference herein to the Registration Statement, any Preliminary Prospectus, any Preliminary Supplemental Prospectus, the Prospectus, or the Note Prospectus, as amended and supplemented, shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the effective date of the Registration Statement, or the issue date of such Preliminary Prospectus, Preliminary Supplemental Prospectus, the Prospectus, or the Note Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus, any Preliminary Supplemental Prospectus, the Prospectus, or the Note Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement or the issue date of any Preliminary Prospectus, any Preliminary Supplemental Prospectus, the Prospectus, or the Note Prospectus, as the case may be, deemed to be incorporated therein by reference and (ii) with respect to the Registration Statement, the filing of any additional registration statement relating to First Mortgage Bonds if Notes are to be offered or sold under such additional registration statement.

   (b) When the Registration Statement became effective, when any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Prospectus (other than a supplement specifying the terms of First Mortgage Bonds other than the Notes) or the Note Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act, as of the date hereof, on each day during an Offering Period, and at the time of each delivery of Notes to (i) any





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purchaser or his Agent whose offer to purchase such Notes was delivered to the
Company during an Offering Period and (ii) any Agent purchasing such Notes as principal pursuant to a Terms Agreement (each such time referenced above being referred to herein as a "Representation Date"):

                   (i) The Registration Statement and the Note Prospectus comply, and any amendments or supplements thereto will comply, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date in the case of the Registration Statement and any amendment thereto and as of the applicable filing date in the case of the Note Prospectus and any supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agents expressly for use in the Registration Statement or Note Prospectus as amended or supplemented to relate to a particular issuance of the Notes;

                  (ii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Note Prospectus, or any amendment or supplement thereto, at the time they were or hereafter are filed with the Commission or last amended, as the case may be, complied and will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agents expressly for use in the Note Prospectus as amended or supplemented to relate to a particular issuance of the Notes;

                 (iii) The financial statements and any supporting schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Note Prospectus present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations for the periods specified; and, except as otherwise stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a





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         consistent basis; and the supporting schedules included in the
         Registration Statement present fairly the information required to be stated therein.

                  (iv) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Note Prospectus any material loss or any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, otherwise than as set forth in the Note Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Note Prospectus, except as otherwise stated therein, (A) there has not been any change in the capital stock or long-term debt including capital lease obligations (other than changes resulting from sinking fund and installment provisions under any long-term debt agreement (scheduled payments on lease obligations) to which the Company or any of its subsidiaries is a party, terms of the preferred stock of the Company and purchases in the open market in anticipation thereof or any other changes which changes are not, in the aggregate, material) of the Company or any of its subsidiaries with the exception of the issuance by the Company of $30,000 000 aggregate principal amount of First Mortgage Bonds on May 25, 1995, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise;

                   (v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement and Note Prospectus and to execute and deliver this Agreement and to perform its obligations hereunder; and the Company does not own or lease property or conduct any business so as to require qualification as a foreign corporation for the transaction of business in any jurisdiction where it is not qualified to transact business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise;





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                  (vi)    Each subsidiary of the Company has been duly
         incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Note Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

                 (vii) The Company has an authorized capitalization as set forth in the Note Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

                (viii) The Company has good and marketable title to the real properties specifically described in and conveyed by the Indenture (except such property as may have been disposed of or released from the lien thereof in accordance with the terms thereof) subject only to the lien of the Indenture, to permitted liens, as defined in the Indenture, as to property acquired by the Company subsequent to the execution of the original Indenture, to any liens existing thereon or purchase money liens placed thereon at the time of such acquisition as permitted by the Indenture, and to certain other reservations, rights of grantors under revocable permits, easements, licenses, zoning laws and ordinances and restrictions and minor defects or irregularities of title which do not materially impair the use of the property affected thereby in the operation of the business of the Company; the Company has good title to all personal property owned by it, free and clear of all liens, encumbrances and defects except the liens of the Indenture and such liens, encumbrances and defects as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not





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         interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; the pipeline, distribution main and underground gas storage easements enjoyed by the Company are valid, subsisting and enforceable easements with such exceptions as are not material and do not interfere with the conduct of the business of the Company; the Company and its subsidiaries possess all licenses, franchises, indeterminate permits, certificates, other permits, authorizations, approvals, consents and orders of all governmental authorities or agencies necessary for the ownership or lease of the properties owned or leased by them and for the operation of the business carried on by them as described in the Registration Statement and Note Prospectus, with such exceptions and any burdensome provisions as are not material and do not materially adversely affect the condition, financial or otherwise, of the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all such licenses, franchises, indeterminate permits, certificates, other permits, orders, authorizations, approvals and consents are in full force and effect and except as otherwise set forth in the Registration Statement and Note Prospectus, there are no legal or governmental proceedings pending or threatened that would result in a material modification, suspension or revocation thereof;

                  (ix) The Notes have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement, and when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by the Company and qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; the Notes and Indenture will be substantially in the form heretofore delivered to the Agents and conform to the descriptions thereof in the Prospectus as originally filed with the Commission and will conform with the descriptions thereof in the Note Prospectus as amended or supplemented;

                   (x) The Indenture constitutes a legally valid and direct enforceable first mortgage lien, except as the same may be limited by the laws of the State of Michigan (where all of the property covered thereby is located) affecting the remedies for the enforcement of the security provided





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         for therein, which laws do not make inadequate the remedies necessary for the realization of the benefits of such security, or as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights, upon substantially all of the Company's properties and franchises, now owned or hereafter acquired, free from all prior liens, charges or encumbrances, except as hereinbefore set forth in subsection (viii) above, and, in the case of property hereafter acquired, any thereof existing at the time of acquisition;

                  (xi) Neither the Company nor any of its subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound; the issue and sale of the Notes, the compliance by the Company with all of the provisions of the Notes, the execution, delivery and performance by the Company of this Agreement, the execution, delivery and performance by the Company of the Indenture, and the consummation of the transactions herein contemplated have been duly authorized by all necessary corporate action of the Company and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of, any statute, indenture, mortgage, deed of trust, loan agreement, note, lease, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in a violation of the provisions of the charter or by-laws of the Company, the charter or by-laws of any of its subsidiaries, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its or their properties; and all consents, approvals, authorizations, orders, registrations or qualifications of or with any court or any such regulatory authority or other governmental body required for the solicitation of offers to purchase the Notes, the issue and sale of the Notes or the consummation of the other transactions contemplated by this Agreement or the Indenture including the registration under the Act of the Notes, the qualification of the Indenture under the Trust Indenture Act and the authorizing order or orders of the Michigan Public Service Commission, have been, or will have been prior to the Commencement Date, obtained and are,





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         or will be at the Commencement Date, in full force and effect, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws of any jurisdiction in connection with the solicitation by the Agents of offers to purchase the Notes from the Company and with purchases of the Notes by the Agents, as principal, as the case may be, in each case in the manner contemplated hereby;

                 (xii) This Agreement has been duly and validly authorized, executed and delivered by the Company and, upon execution and delivery by the Agent, will be a valid and legally binding agreement of the Company.

                (xiii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement or the Note Prospectus (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of any transaction contemplated by this Agreement; all pending legal or governmental proceedings to which the Company or any subsidiary of the Company is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement or the Note Prospectus, including ordinary routine litigation incidental to the business of the Company or any of its subsidiaries, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement, or to any documents incorporated by reference therein, by the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, which have not been so filed;

                 (xiv) Deloitte & Touche LLP are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

                  (xv) The Company is a "public utility company" and a "subsidiary company" of a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935 (the "1935 Act"), and such "holding company" and the Company are presently exempt from the provisions of the 1935 Act (except Section 9(a)(2) thereof);

                 (xvi) Immediately after the sale of the Notes by the Company hereunder, the aggregate amount of the Notes which shall have been issued and sold by the Company hereunder and of any First Mortgage Bonds of the Company (other than the Notes) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of First Mortgage Bonds registered under the Registration Statement;

                (xvii) None of the Company or any of its subsidiaries is an "investment company" or under the "control" of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended (the "1940 Act");

               (xviii)    The Company is in compliance with all provisions of
         Section 1 of the Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba; and

                 (xix) The Notes, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture, will be excluded or exempted under the provisions of the Commodity Exchange Act.

                 (c) Any certificate signed by any director or officer of the Company and delivered to any Agent or to counsel for the Agents in connection with an offering of Notes through such Agent as agent, or the sale of Notes to such Agent as principal shall be deemed a representation and warranty by the Company to such Agent as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

                 3. Covenants of the Company. The Company agrees with each Agent that:

                 (a) The Company will give each Agent advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement, any amendment or supplement to the Prospectus which would create a Note Prospectus, or any amendment or supplement to the Note Prospectus (other than an amendment or supplement providing solely for a change in the interest rate of the Notes and other than a pricing supplement except with respect to the Agent which made or presented the offer to purchase the applicable Note), whether by filing of documents pursuant to the Act, the Exchange Act or otherwise, and will furnish each Agent with copies thereof for its review a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such proposed amendment or supplement or other documents in a form to which any Agent or counsel for the Agents shall reasonably object. Subject to the foregoing sentence, the Company will promptly cause the Prospectus together with each supplement thereto which would create a Note Prospectus, and each Note

Prospectus together with each supplement thereto, to be filed with the Commission pursuant to Rule 424(b) under the Act.

                 (b) The Company will promptly advise the Agents (i) when any amendment to the Registration Statement shall have become effective, (ii) of the filing of any amendment or supplement to the Prospectus which creates a Note Prospectus, including the filing of documents incorporated therein by reference, (iii) of the filing of any amendment or supplement to the Note Prospectus, including the filing of documents incorporated therein by reference, (iv) of any request by the Commission for any amendment of the Registration Statement or amendment or supplement to the Prospectus which would create a Note Prospectus, or any amendment of or supplement to the Note Prospectus, or for any additional information or any comments with respect thereto, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any state or jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Company will inform you promptly, upon your request, of the aggregate offering price or purchase price of First Mortgage Bonds registered under the Registration Statement that remain unissued, and will promptly advise you to suspend solicitations of orders to purchase Notes at any time when all securities registered under the Registration Statement have been issued.

                 (c) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Registration Statement or the Note Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Registration Statement or the Note Prospectus to comply with the Act or the Exchange Act or the rules and regulations of the Commission thereunder, the Company will immediately notify each Agent, such notice to be confirmed in writing, and, if so notified by the Company, each Agent shall forthwith suspend solicitation of offers to purchase Notes in the Agents' capacities as agent and cease sales of any Notes any Agent may then own as principal; the Company promptly will prepare and file with the Commission, subject to subsections (a) and (b) of this Section 3, an amendment or supplement to the Registration Statement or Note Prospectus which will correct such statement or omission or an amendment which will effect such compliance and will supply such amended or supplemented Note Prospectus to each Agent in such quantities as such Agent may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to each Agent pursuant to Section 3(i) below in connection with the preparation or filing of such amendment or supplement, are satisfactory in all respects to each Agent, each Agent will, upon the filing of such amendment or supplement with the Commission or effectiveness of an amendment to the Registration Statement, resume its obligations to solicit offers to purchase Notes hereunder.

                 (d) The Company will make generally available to its security holders and deliver to each of the Agents as soon as practicable, but not later than 15 months after the end of a fiscal quarter of the Company during which any Notes are sold through or purchased by any of the Agents, a consolidated earnings statement (which need not be audited) of the Company and its subsidiaries for the 12-month period within such 15 months, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including Rule 158 under the Act).

                 (e) The Company will deliver to (i) each Agent and counsel for the Agents as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Agents may reasonably request and (ii) as many copies of the Note Prospectus (as amended or supplemented) as the Agents may reasonably request so long as the Agents are required to deliver a Note Prospectus in connection with sales or solicitations of offers to purchase the Notes.

                 (f) The Company will prepare, with respect to any Notes to be sold through or to the Agent pursuant to this Agreement, a pricing supplement with respect to such Notes in a form previously approved by the Agent and will file such pricing supplement pursuant to Rule 424(b) under the Act not later than the close of business of the Commission on the fifth business day after the date on which such pricing supplement is first used or such earlier time as such pricing supplement may be required to be filed with the Commission.

                 (g) The Company will use its best efforts to arrange for the qualification of the Notes for sale under the laws of such jurisdictions as the Agents may designate (provided, however, that the Company shall not be obligated to qualify as a foreign corporation in, or to execute or file any general consent to service of process under the laws of, any jurisdiction), will maintain such qualifications in effect so long as required for the distribution of the Notes and will arrange for the determination of the legality of the Notes for purchase by institutional investors.

                 (h) In the event that the Company exercises its right to sell Notes directly on its own behalf, such sales shall be made in compliance with Federal and state securities laws, including those relating to broker-dealer and salesperson registration.

                 (i) The Company shall furnish to each Agent such documents, certificates of officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, the Registration Statement and the Note Prospectus, any amendments or supplements thereto, the Indenture, the Notes, this Agreement, the Procedures and the performance by the Company and the Agents of their respective obligations hereunder and thereunder as any of the Agents may from time to time prior to the termination of this Agreement reasonably request.

                 (j) The Company, during the period when the Note Prospectus is required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

                 (k) During the period, if any, specified in the Terms Agreement, the Company will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company, other than the Notes, without the prior written consent of the Agents.

                 (l) On or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall cause the Note Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the Act or the rules and regulations of the Commission thereunder.

                 (m) On or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Note Prospectus to be amended, whether by the filing of documents pursuant to the Exchange Act, the Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the Act or the rules and regulations of the Commission thereunder.

                 4. Conditions to the Obligations of the Agents. The obligations of each Agent to solicit offers to purchase the Notes as agent of the Company and to purchase Notes as principal shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein and to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                 (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall then be pending before, or threatened by, the Commission.

                 (b) The Company shall have furnished to each Agent the opinion of Susan K. McNish, General Counsel and Secretary for the Company, dated the Commencement Date, in form and substance satisfactory to the Agents and their counsel, to the effect that:

             (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Note Prospectus and to execute and deliver this Agreement and to perform its obligations hereunder; and the Company does not own or lease property or conduct any business so as to require qualification as a foreign corporation for the transaction of business in any jurisdiction where it is not qualified to transact business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise;

             (ii) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Note Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of such counsel's knowledge and information, is owned by the Company, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

            (iii) to the best of such counsel's knowledge, neither the Company nor any of its subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan, agreement, note or lease to which it is a party or by which it or any of them or their properties may be bound; the issue and sale of the Notes, the compliance by the Company with all of the provisions of the Notes, the execution, delivery and performance by the Company of this Agreement, the execution, delivery and performance by the Company of the Indenture and the consummation of the transactions herein contemplated have been duly authorized by all necessary corporate actions of the Company and do not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of, any statute of the State of Michigan or any jurisdictional subdivision thereof, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, the charter or by-laws of any of its subsidiaries, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of its or their properties; and all consents, approvals, authorizations, orders, registrations or qualifications of or with any court or any such regulatory authority or other governmental body required by the laws of the State of Michigan or any jurisdictional subdivision thereof for the solicitation of offers to purchase the Notes, the issue and sale of the Notes or the consummation of the other transactions contemplated by this Agreement or the Indenture, including the registration under the Act of the Notes, the qualification of the Indenture under the Trust Indenture Act and the authorizing order or orders of the

         Michigan Public Service Commission, have been obtained and are in full force and effect, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws or any jurisdiction in connection with the solicitation by the Agents of offers to purchase the Notes from the Company and with purchases of the Notes by the Agents as principal, as the case may be, in each case in the manner contemplated hereby;

             (iv) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference;

             (v) The Company and its subsidiaries have valid licenses, franchises, indeterminate permits, certificates, other permits, authorizations, approvals, consents, orders and other operating rights from the Federal Energy Regulatory Commission, the State of Michigan, or political subdivisions thereof, authorizing it to carry on its utility business in the municipalities and rural areas in which it conducts its utility business in Michigan with such exceptions as, in the opinion of such counsel, are not material and do not interfere with the conduct of its business, all such indeterminate permits, franchises, necessity certificates or other operating rights are in full force and effect, with such exceptions as are described in the Note Prospectus as amended or supplemented and other exceptions and any burdensome provisions as, in the opinion of such counsel, are not material and do not materially adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, and except as otherwise set forth in the Registration Statement and the Note Prospectus as amended or supplemented, there are no legal or governmental proceedings pending or, to the best of such counsel's knowledge, threatened that would result in a material modification, suspension or revocation thereof;

             (vi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to such counsel's knowledge, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement or the Note Prospectus (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of any transaction contemplated by this Agreement; all pending legal or governmental proceedings to which the Company or any subsidiary of the Company is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement or the Note Prospectus, including ordinary routine litigation incidental to the business of the Company or any of its subsidiaries, are, considered in the aggregate, not material;

            (vii) The Company has an authorized capitalization as set forth in the Note Prospectus as amended or supplemented, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable;

           (viii) The Company has good title to all personal property owned by it, free and clear of all liens, encumbrances and defects except the liens of the Indenture and such liens, encumbrances and defects as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

             (ix) The information in the Note Prospectus under "Use of Proceeds", "Description of the Offered Notes", "The Company" and "Description of the New Bonds", to the extent that they constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects; such counsel has no reason to believe that, as of the effective date of the Registration Statement, either the Registration Statement or the Note Prospectus (or, as of its date, any amendment or supplement thereto made by the Company prior to the date of such opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of the date of such opinion, either the Registration Statement or the Note Prospectus (or any such amendment or supplement thereto) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                 (x) The Registration Statement is effective under the Act; no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or, proceedings therefor instituted or, to the best of such counsel's knowledge, threatened by the Commission; the Registration Statement and the Note Prospectus and any further amendments and supplements thereto prior to the date of such opinion and the documents incorporated by reference in the Registration Statement and the Note Prospectus as amended or supplemented (other than financial statements and related schedules and other financial or statistical data included or incorporated by reference therein, as to which such counsel need express no opinion), when they were filed with the Commission or amended, complied as to form in all material respects with the requirements of the Act and the Exchange Act, as applicable and the rules and regulations of the commission thereunder; such counsel has no reason to believe that any such documents, when they became effective or were so filed, as the case may be, contained, in the case of the Registration Statement, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of other documents filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading;

             (xi) The documents incorporated by reference in the Note Prospectus at the time they were filed with the Commission or amended (other than the financial statements and related schedules and other financial or statistical data included or incorporated by reference therein, as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of the Registration Statement, an untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading;

            (xii) Except as to property acquired subsequent to the date of execution of the Thirty-third Supplemental Indenture relating to the Notes, the Company has good title to the property specifically or generally described in the Indenture as subject to the lien of the Indenture (except such property as may have been disposed of or released from the lien thereof in accordance with the terms thereof) subject only to the lien of the Indenture, to permitted liens, as defined in the Indenture, as to property acquired by the Company subsequent to the execution of the Original Indenture, to any liens existing thereon or purchase money liens placed thereon at the time of such acquisition as permitted by the Indenture, and to certain other reservations, rights of grantors under revocable permits, easements, licenses, zoning laws and ordinances and restrictions and minor defects or irregularities of title which do not, in the opinion of such counsel, materially impair the use of the property affected thereby in the operation of the business of the Company; the pipelines, distribution main and underground gas storage easements enjoyed by the Company are valid, subsisting and enforceable easements with such exceptions as are not material and do not interfere with the conduct of the business of the Company;

           (xiii) The Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes a legally valid and direct enforceable first mortgage lien, except as the same may be limited by the laws of the State of Michigan (where the property covered thereby is located) affecting the remedies for the enforcement of the security provided for therein, which laws do not, in the opinion of such counsel, make inadequate the remedies necessary for the realization of the benefits of such security, or as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights, upon substantially all of the Company's properties and franchises, now owned or hereafter acquired, free from all prior liens, charges or encumbrances other than the lien of the Indenture, permitted liens, as defined in the Indenture, as to property acquired by the Company subsequent to the execution of the Original Indenture, any liens existing thereon or purchase money liens placed thereon at the time of such acquisition as permitted by the Indenture, and certain other reservations, rights of grantors under revocable permits, easements, zoning laws and ordinances and restrictions and minor defects or irregularities of title which do not, in the opinion of such counsel, materially impair the use of the property affected thereby in the operation of the business of the Company; the Indenture has been duly qualified under the Trust Indenture Act;

            (xiv) All taxes and fees required to be paid by the laws of the State of Michigan and jurisdictional subdivisions thereof with respect to the execution of the Indenture and the issuance of the Notes have been paid;

             (xv) The Notes, in the form(s) certified by the Company as of the date hereof, have been duly authorized for issuance, offer and sale pursuant to this Agreement, and when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles, and each holder of Notes will be entitled to the benefits of the Indenture; and the Notes will, and the Indenture does, conform to the descriptions thereof in the Note Prospectus as amended or supplemented;

            (xvi) This Agreement has been duly and validly authorized, executed and delivered by the Company;

           (xvii) The Notes, in the form(s) certified by the Company as of the date hereof, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture, will be excluded or exempted from the provisions of the Commodity Exchange Act, assuming the accuracy of any certifications of factual matters furnished by the Agents or the Company in connection with the issuance thereof;

          (xviii) The Company is a "public utility company" and a "subsidiary company" of a "holding company" as such terms are defined in the 1935 Act, and such "holding company" and the Company are presently exempt from the provisions of the 1935 Act (except Section 9(a)(2) thereof);

            (xix) None of the Company or any of its subsidiaries is an "investment company" or under the "control" of an "investment company" as such terms are defined under the 1940 Act; and

             (xx) The Company is in compliance with all provisions of Section 1 of the Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba.

                 (c) Each Agent shall have received from LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Agents, an opinion, dated the Commencement Date, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Note Prospectus and other related matters as any of the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                 (d)  In giving their opinions required by subsections (b) and
(c), respectively, of this Section, Susan K. McNish, Esq. and LeBoeuf, Lamb, Greene & MacRae, L.L.P. shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (other than the financial statements and related schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need express no opinion), at the time it became effective or at the Commencement Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that the Note Prospectus (other than the financial statements and related schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need express no opinion), at the Commencement Date, or (if such opinion is being delivered in connection with the purchase of Notes by the Agent as principal pursuant to
Section 1(g) hereof) at the date of any Terms Agreement and at the Purchase Date with respect hereto, as the case may be, included (or includes) an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading. In giving their opinion, LeBoeuf, Lamb, Greene & MacRae, L.L.P. may rely as to matters of Michigan law upon the opinion of Susan K. McNish, Esq. which opinion shall be in form and substance satisfactory to counsel for the Agents.

                 (e) At the Commencement Date, there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Note Prospectus, as amended and supplemented, or since the date of any agreement by any Agent to purchase Notes as principal, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the Chairman of the Board, the President or a Vice President of the Company and by the chief financial or accounting officer of the Company, dated the Commencement Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties contained in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Commencement Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Commencement Date and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to his or her knowledge, threatened by the Commission.

                 (f) At the Commencement Date, each Agent shall have received from Deloitte & Touche LLP a letter dated the Commencement Date in form and substance satisfactory to each Agent, to the effect set forth below and as to such other matters as the Agents may reasonably request, that:

                 (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

                 (ii) In their opinion, the consolidated financial statements and any supplementary financial information and schedules audited (and, if applicable, prospective financial statements and/or pro forma financial information examined) by them and included or incorporated by reference in the Registration Statement or the Note Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations thereunder; and if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Agents;

                 (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Note Prospectus and included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

                 (iv) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, including a reading of the unaudited consolidated financial statements and other information referred to below, a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the audited consolidated financial statements set forth in the Company's Annual Report on Form 10-K for the most recent year, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                          (A) The unaudited consolidated financial statements set forth in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement and the Note Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as they apply to Form 10-Q and the published rules and regulations thereunder or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements set forth in the Company's Annual Report on Form 10-K for the most recent year ended incorporated by reference in the Registration Statement and the Note Prospectus as amended or supplemented;

                          (B) any other unaudited income statement data and balance sheet items included in the Note Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Registration Statement and the Note Prospectus as amended or supplemented;

                          (C) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Note Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                          (D) as of a specified date not more than five days prior to the date of delivery of such letter, there have been any changes in the capital stock or long-term debt including capital lease obligations (except for sinking fund and installment requirements under their long-term debt agreements, terms of the preferred stock of the Company and purchases in the open market in anticipation thereof) or any increase in short-term debt, or any decrease in consolidated common shareholder's equity (other than periodic dividends declared to stockholders) of the Company and its consolidated subsidiaries, in each case as compared with the corresponding amounts shown in the latest consolidated statement of financial position incorporated by reference in the Registration Statement and the Note Prospectus as amended or supplemented, except in all instances for changes, increases or decreases which the Note Prospectus as amended or supplemented, including financial information incorporated by reference, discloses have occurred or may occur or which are described in such letter;

                          (E) for the period from the date of the latest consolidated financial statements included or incorporated by reference in the Note Prospectus to the end of the latest period for which consolidated financial statements are available there were any decreases in consolidated operating revenues, operating income, net income or earnings available for common stock of the Company and its consolidated subsidiaries, or any increases in any items specified by the Agents, in each case as compared with the corresponding period in the preceding year and with any other period of corresponding length specified by the Agents, except in each case for increases or decreases which the Note Prospectus as amended or supplemented, including financial information incorporated by reference, discloses have occurred or may occur or which are described in such letter; and

                          (F) The unaudited consolidated financial statements referred to in Clause (E) are not stated on a basis substantially consistent with the audited consolidated financial statements incorporated by reference in the Registration Statement and the Note Prospectus as amended or supplemented.

                 (v) In addition to the limited procedures, inspection of minute books, inquiries and other procedures referred to in clause
         (iii) and (iv) above, they have carried out certain other specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Note Prospectus as amended or supplemented and the Registration Statement, in the Company's Annual Report on Form 10-K for the latest year ended and in the Company's Quarterly Reports on Form 10-Q since the latest Annual Report on Form 10-K and which are specified by the Agents, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                 (g) Other than as set forth or contemplated in the Registration Statement and the Note Prospectus as amended or supplemented (i) the Company or any of its subsidiaries shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Note Prospectus as amended or supplemented any material loss or interference with its business; and (ii) since the respective dates as of which information is given in the Registration Statement and the Note Prospectus as amended or supplemented there shall not have been any change in the capital stock or long-term debt including capital lease obligations (other than changes resulting from sinking fund and installment provisions under any long-term debt agreement (scheduled payments on lease obligations) to which the Company or any of its subsidiaries is a party, terms of the preferred stock of the Company and purchases in the open market in anticipation thereof) or any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, the effect of which in any such case described in clause (i) or
(ii) of this subsection (g) is in the judgment of the Agents so material and adverse as to make it impracticable or inadvisable to commence or continue the offering of the Notes as contemplated by the Registration Statement or the Note Prospectus.

                 (h) The Company shall have furnished to the Agents and counsel for the Agents, such further information, certificates and documents as the Agents may reasonably request from time to time; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and counsel for the Agents.

                 If any of the conditions specified in this Section 4 shall not have been fulfilled when and as provided in this Agreement (or, at the option of the Agent, any applicable Terms Agreement by the Agent to purchase Notes as principal), or if any of the opinions or certificates mentioned above or elsewhere in this Agreement (or any applicable Terms Agreement) shall not be in all material respects reasonably satisfactory in form and substance to an Agent and its counsel, this Agreement (or any applicable Terms Agreement) with respect to such Agent, and all obligations of such Agent hereunder or thereunder, as the case may be, may be terminated by such Agent by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 3(d) hereof, the provisions concerning payment of expenses under Section 11 hereof, the indemnity and contribution agreement set forth in Sections 9 and 10 hereof, the provisions concerning the representations and indemnities to survive set forth in Section 13 hereof, the provisions relating to governing law set forth in
Section 17 and the provisions relating to successors set forth in Section 15 hereof shall remain in full force and effect.

                 5. Delivery of and Payment for Notes Sold through the Agents. Delivery of Notes sold through the Agent as agent shall be made by the Company to the Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the Agent shall promptly notify the Company and deliver the Note to the Company, and, if the Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to the Agent. If such failure occurred for any reason other than default by the Agent in the performance of its obligations hereunder, the Company will reimburse the Agent for its loss of the use of the funds for the period such funds were credited to the Company's account.

                 6. Additional Covenants of the Company. The Company covenants and agrees with each Agent that:

                 (a) Each acceptance by it of an offer for the purchase of Notes (whether to the Agent as principal or through the Agent as agent), and each delivery of Notes to the Agent (whether to the Agent as principal or through the Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agent pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or its agent, or to the Agent, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Note Prospectus as amended and supplemented to each such time).

                 (b) Each time that (i) the Registration Statement or the Note Prospectus is amended (which for the purposes of this Section 6 shall include the filing by the Company of materials incorporated by reference in the Registration Statement or the Note Prospectus) or supplemented (other than by an amendment or supplement relating to any offering of securities other than the Notes or providing solely for the terms of any Notes or for a change deemed immaterial in the reasonable opinion of the Agents), (ii) the Prospectus is supplemented to create a Note

Prospectus, (iii) (if required in connection with the purchase of the Notes by the Agent as principal) the Company sells Notes to an Agent as principal or
(iv) if the Company issues and sells Notes in a form not previously certified to the Agents by the Company, the Company will deliver or cause to be delivered forthwith to each Agent a certificate of the Company signed by the Chairman of the Board, the President or a Vice President of the Company, and by the chief financial or accounting officer of the Company, dated the date of the effectiveness of such amendment, the date of filing of such supplement or materials, or the date of such sale, as the case may be, in form and substance satisfactory to each Agent, to the effect that the statements contained in the certificate referred to in Section 4(e) that was last furnished to each Agent (either pursuant to Section 4(e) or pursuant to this Section 6(b)) are true and correct at the time of the effectiveness of such amendment (which for the purposes of this Agreement in the case of the filing of materials incorporated by reference shall be the date of the filing of such materials), the filing of such supplement or the date of sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, as amended at the time of effectiveness of such amendment, and to the Prospectus or the Note Prospectus (as the case may be), as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 4(e) but modified, as necessary, to relate to the Registration Statement, as amended at the time of the effectiveness of such amendment, and to the Prospectus or the Note Prospectus (as the case may be), as amended and supplemented at the date of delivery of such certificate.

                 (c) Each time that (i) the Registration Statement or the Note Prospectus is amended or supplemented (which for the purposes of this Section 6 shall include the filing by the Company of materials incorporated by reference in the Registration Statement or the Note Prospectus) or supplemented (other than by an amendment or supplement relating to any offering of securities other than the Notes or providing solely for the terms of any Notes or for a change deemed immaterial in the reasonable opinion of the Agents), (ii) the Prospectus is supplemented to create a Note Prospectus, (iii) (if required in connection with the purchase of the Notes by the Agent as principal) the Company sells Notes to an Agent as principal, or (iv) if the Company issues and sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish to or cause to be furnished forthwith to each Agent a written opinion of Susan K. McNish, Esquire, General Counsel and Secretary of the Company to the effect set forth in Section 4(b) but modified as necessary to relate to the Registration Statement and the Note Prospectus as amended and supplemented to the time of delivery of such opinion; provided, however, that such opinion need not be furnished with respect to an amendment or supplement providing solely for the terms of any Notes or for a change deemed immaterial in the reasonable opinion of any of the Agents. Any such opinion shall be dated the date of the effectiveness of such amendment, the date of filing of such supplement or materials or the date of such sale, as the case may be, in form and substance satisfactory to each Agent. In lieu of such opinion, such counsel may furnish to each Agent a letter to the effect that each Agent may rely on such counsel's last opinion to the same extent as though it were dated the date of such letter authorizing reliance on such last opinion (except that statements in such last opinion will be deemed to relate to the Registration Statement, as amended at the time of the effectiveness of such amendment, and to the Prospectus or the Note Prospectus (as the case may be), as amended and supplemented at the date of delivery of such letter).

                 (d) Each time that (i) the Registration Statement or the Note Prospectus is amended or supplemented to set forth additional financial information or there is filed with the Commission any document incorporated by reference into the Note Prospectus which contains additional financial information or (ii) (if required in connection with the purchase of the Notes by the Agent as principal) the Company sells Notes to an Agent as principal, the Company shall cause Deloitte & Touche LLP, its independent auditors, forthwith to furnish each Agent a letter, dated the date of the effectiveness of such amendment, the date of filing of such supplement or document or the date of such sale, as the case may be, in form and substance satisfactory to each Agent, of the same tenor as the portions of the letter referred to in subsections (i), (ii) and (iii) of Section 4(f), but modified to relate to the Registration Statement and Note Prospectus, as amended and supplemented to the date of such letter, and of the same tenor as the portions of the letter referred to in subsections (iv) and (v) of Section 4(f), with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company.

                 7. Right of Agent Who Agreed to Purchase as Principal to Refuse to Purchase. The Company agrees that any Agent who has agreed to purchase and pay for any Note as principal, shall have the right to refuse to purchase such Note if, at the date of delivery of such Note, either (a) any condition set forth in Section 4 shall not be satisfied or (b) subsequent to the agreement to purchase such Note, any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, shall have occurred the effect of which is, in the judgment of such Agent, so material and adverse as to make it impractical or inadvisable to proceed with the delivery of such Note. Notwithstanding the foregoing, under no circumstances shall any such Agent have any duty or obligation to exercise the judgment permitted to be exercised under this Section 7.

                 8. Indemnification. (a) The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of Section 15 of the Act as follows:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, Prospectus or Note Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus, Prospectus or Note Prospectus (or any amendment or supplement thereto);

             (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, as incurred (including, the fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

                 (b) Each Agent severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus, Prospectus or Note Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus, Prospectus or Note Prospectus (or any amendment or supplement thereto).

                 (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                 9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 8 is for any reason held to be unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, the Company and the Agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Agents, as incurred, in such proportion so that each Agent is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by such Agent to the date of such liability, and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Agent within the meaning of Section 15 of the Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act shall have the same rights to contribution as the Company.

                 10. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this

Agreement is terminated, the Company will pay all costs and expenses incident to the performance of its obligations under this Agreement, including, without limiting the generality of the foregoing:

                 (a) The preparation, printing and filing of the Registration Statement (including all exhibits thereto) and any amendments and supplements thereto, and any Preliminary Prospectus, Prospectus or Note Prospectus, and any amendments or supplements thereto;

                 (b) The preparation, filing and reproduction of this Agreement;

                 (c) The preparation, printing, issuance and delivery of the Notes, including fees and expenses relating to the use of book- entry notes;

                 (d) The fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any Calculation Agent;

                 (e) The reasonable fees and disbursements of counsel to the Agents;

                 (f) The qualification of the Notes under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

                 (g) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Note Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Note Prospectus and any amendments or supplements thereto in connection with solicitation or confirmations of sales of the Notes;

                 (h) The preparation, printing, reproducing and delivery to the Agents of copies of the Supplemental Indenture relating to the Notes;

                 (i) Any fees charged by rating agencies for the rating of the Notes;

                 (j) The fees and expenses incurred in connection with the listing of the Notes on any securities exchange;

                 (k) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

                 (l) Any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company;

                 (m) The cost of providing any CUSIP or other identification numbers for the Notes; and

                 (n) The fees and expenses of any Depositary and any nominees thereof in connection with the Notes.

                 11. Termination. (a) This Agreement (excluding any Terms Agreement hereunder by an Agent to purchase Notes as principal) may be terminated for any reason, at any time either by the Company or by such Agent upon the giving of thirty days' written notice of such termination to such Agent or the Company, as the case may be.

                 (b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Agent purchasing thereunder, immediately upon notice given to the Company prior to the close of business on the Purchase Date relating thereto (i) if there has been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of such Agent, impracticable to market the Notes or to enforce contracts for the sale of the Notes, or (iii) if trading in the Common Stock of MCN Corporation, a Michigan corporation which is the holding company for the Company, has been suspended by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or Michigan authorities or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any applicable principal purchase shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to the Agent's attention any facts that would cause the Agent to believe that the Note Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement or a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

                 (c) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except that (i) each Agent shall be entitled to any commission earned in accordance with Section 1(c) hereof, (ii) if at the time of termination (A) any Agent shall own any Notes purchased by it as principal with the intention of reselling them or (B) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 3 and 6 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 3(d) hereof, the provisions of Sections 8, 9, 10, 12, 14 and 16 hereof shall remain in full force and effect.

                 12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other certificates of officers of the Company set forth in or made pursuant hereto or thereto will remain in full force and effect, regardless of any investigation made by or on behalf of any Agent or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for any of the Notes.

                 13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Agents, will be mailed, delivered or telegraphed and confirmed to it at the address specified in
Schedule II hereto, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it, at 500 Griswold Street, Detroit, Michigan 48226, attention of the Secretary with a copy to the Treasurer.

                 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the officers and directors and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder. The term "successors and assigns" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Notes from the Agents.

                 15. Counterparts. This Agreement may be executed in counterparts all of which, taken together, shall constitute a single agreement among the parties to such counterparts.

                 16. Governing Law; Forum. This Agreement will be governed by and construed in accordance with the laws of the State of New York. Any suit, action or proceeding brought by the Company against any Agent in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and each Agent.


                                            Very truly yours,

                                            MICHIGAN CONSOLIDATED GAS COMPANY


                                            By: /s/ Stephen Ewing
                                                -------------------------------
                                                Name: Stephen Ewing
                                                Title: President and Chief
                                                         Executive Officer


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED


By: /s/ Scott G. Primrose
   -------------------------------
   Name: Scott G. Primrose
   Title: Director


A.G. EDWARDS & SONS, INC.


By: /s/ Robert P. Barnidge
   -------------------------------
   Name: Robert P. Barnidge
   Title: Vice President


FIRST CHICAGO CAPITAL MARKETS, INC.


By: /s/ Kimberly A. Hunter
   -------------------------------
   Name: Kimberly A. Hunter
   Title: Vice President


LEHMAN BROTHERS INC.


By: /s/ Mary L. deVeer
   -------------------------------
   Name: Mary L. deVeer
   Title: Managing Director

                                   SCHEDULE I

                       MICHIGAN CONSOLIDATED GAS COMPANY

                        First Mortgage Bonds Designated
                      Secured Medium-Term Notes, Series B
                              Commission Schedule




Maturity Ranges                                  Commission Rate
- ---------------                                  ---------------
More than 9 months to less than 1 year              .125%

1 year to less than 18 months                       .150

18 months to less than 2 years                      .200

2 years to less than 3 years                        .250

3 years to less than 4 years                        .350

4 years to less than 5 years                        .450

5 years to less than 6 years                        .500

6 years to less than 7 years                        .550

7 years to less than 8 years                        .600

8 years to less than 9 years                        .600

9 years to less than 10 years                       .600

10 years to less than 15 years                      .625

15 years to less than 20 years                      .700

20 years to 30 years                                .750

Beyond 30 years                                  To be negotiated

                                  SCHEDULE II


                         ADDRESS FOR NOTICES TO AGENTS


Notices to Merrill Lynch & Co. shall be directed to it at:

         Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith Incorporated
         World Financial Center, North Tower
         10th Floor
         New York, New York  10281-1310
         Attn: MTN Product Management
         Telephone: (212) 449-7476
         Telecopy: (212) 449-2234


Notices to A.G. Edwards & Sons, Inc. shall be directed to it at:

         A.G. Edwards & Sons, Inc.
         One North Jefferson
         St. Louis, Missouri  63103
         Attn: Debt Syndicate/John Meiners
         Telephone: (314) 289-5800
         Telecopy: (314) 289-5989


Notices to First Chicago Capital Markets, Inc. shall be directed to it at:

         First Chicago Capital Markets, Inc.
         153 West 51st Street
         New York, New York  10019
         Attn:  Linda A. Dawson
         Telephone: (212) 373-1319
         Telecopy: (212) 373-1391


Notices to Lehman Brothers Inc. shall be directed to it at:

         Lehman Brothers
         Lehman Brothers, Inc.
         3 World Financial Center, 12th Floor
         New York, New York  10285-1200
         Attn:  MTN Product Management
         Telephone: (212) 526-2040
         Telecopy: (212) 528-1718

                                                                       EXHIBIT A


                       MICHIGAN CONSOLIDATED GAS COMPANY

         FIRST MORTGAGE BONDS DESIGNATED AS MEDIUM-TERM NOTES, SERIES B

                           ADMINISTRATIVE PROCEDURES

                                  JUNE 6, 1995


   First Mortgage Bonds designated as Secured Medium-Term Notes, Series B (the "Notes") are to be offered on a continuing basis by Michigan Consolidated Gas Company, a Michigan corporation (the "Company"), to or through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc., First Chicago Capital Markets, Inc. and Lehman Brothers, Lehman Brothers Inc. (including its affiliate, Lehman Government Securities Inc.)(each an "Agent" and, collectively, the "Agents"), pursuant to a Distribution Agreement dated June 6, 1995 (the "Distribution Agreement") between the Company and the Agents. The Distribution Agreement provides both for the sale of Notes by the Company to one or more of the Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the related Agent or Agents) in which case the Agents will act as agents of the Company in soliciting Note purchases.

   Unless otherwise agreed by the related Agent or Agents and the Company, Notes will be purchased by the related Agent or Agents as principal. Such purchases will be made in accordance with terms agreed upon by the related Agent or Agents and the Company (which terms shall be agreed upon orally, with written confirmation prepared by the related Agent or Agents and mailed to the Company). If agreed upon by any Agent or Agents and the Company, such Agent or Agents, acting solely as agent or agents for the Company and not as principal, will use reasonable efforts to solicit offers to purchase the Notes. Only those provisions in these Administrative Procedures that are applicable to the particular role that an Agent will perform shall apply.

   The Notes will be issued as part of a new series of the Company's First Mortgage Bonds under its Indenture of Mortgage and Deed of Trust dated as of March 1, 1944 (the "Original Indenture") under which Citibank, N.A. (the "Trustee") and Robert T. Kirchner are now the trustees, as supplemented and amended by thirty-three supplemental indentures, including the Twenty-ninth Supplemental Indenture dated as of July 15, 1989 providing for the modification and restatement of the Original Indenture which became effective on April 1, 1994 and the Thirty-third Supplemental Indenture dated as of May 1, 1995 creating the series in which the Notes are to be issued (the Original

Indenture, as supplemented by said supplemental indentures and as restated by the New Restating Supplemental Indenture is referred to herein as the "Indenture"). Citibank, N.A. will act as the Paying Agent with respect to the Notes.

   A Registration Statement (the "Registration Statement", which term shall include any additional registration statements or amendments thereto filed in connection with the Notes as provided in the Distribution Agreement) with respect to the Notes has been filed with the Securities and Exchange Commission (the "Commission"). The most recent base Prospectus included in the Registration Statement, as supplemented with respect to the Notes, is herein referred to as the "Prospectus". The most recent supplement to the Prospectus setting forth the purchase price, interest rate, maturity date and other terms of the Notes (as applicable) is herein referred to as the "Pricing Supplement".

   The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes (each, a "Book-Entry Note") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form (each, a "Certificated Note") delivered to the investor or other purchaser thereof or a person designated by such investor or other purchaser. Owners of beneficial interests in Notes issued in book-entry form will be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

   General procedures relating to the issuance of all Notes are set forth in
Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Notes issued in certificated form will be issued in accordance with the procedures set forth in
Part III hereof. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

                         PART I:  PROCEDURES OF GENERAL
                                  APPLICABILITY



Date of
Issuance/Authentication:               Each Note will be dated as of the
                                       date of its authentication by the
                                       Trustee.  Each Note shall also bear an
                                       original issue date (the "Original Issue
                                       Date").  The Original Issue Date shall
                                       remain the same for all Notes
                                       subsequently issued upon transfer,
                                       exchange or substitution of an original
                                       Note regardless of their dates of
                                       authentication.

Maturities:                            Each Note will mature on a date selected
                                       by the investor or other purchaser and
                                       agreed to by the Company, or selected by the Company and agreed to by the investor or other purchaser from nine months or more from its Original Issue
                                       Date.

Registration:                          Unless otherwise provided in the
                                       applicable Pricing Supplement, Notes
                                       will be issued only in fully
                                       registered form.

Denominations:                         Unless otherwise provided in the
                                       applicable Pricing Supplement, Notes
                                       will be issued in denominations of
                                       $1,000 or any integral multiple of
                                       $1,000 in excess thereof.

Redemption/Repayment:                  The Notes will be subject to repayment
                                       at the option of the Holders thereof in
                                       accordance with the terms of the Notes
                                       on their respective Repayment Dates, if
                                       any.  Repayment Dates, if any, will be
                                       fixed at the time of sale and set forth
                                       in the applicable Pricing Supplement and in the applicable Note. If no Repayment
                                       Dates are indicated with respect to a
                                       Note, such Note will not be repayable at the option of the Holder prior to its Stated Maturity.

                                       The Notes will be subject to redemption
                                       by the Company on and after their
                                       respective Redemption Dates, if any.
                                       Redemption Dates, if any, will be fixed
                                       at the time of sale and set forth in the applicable Pricing Supplement and in the applicable Note. If no Redemption Dates are indicated with respect to a Note, such Note will not be redeemable prior to its Stated Maturity.

Calculation of
  Interest:                            Interest (including payments for
                                       partial periods) will be calculated and
                                       paid on the basis of a 360-day year of
                                       twelve 30-day months.

Interest:                              General. Each Note will bear interest
                                       in accordance with its terms. Unless
                                       otherwise provided in an applicable
                                       Pricing Supplement, interest on each
                                       Note will accrue from the Original Issue
                                       Date of such Note for the first interest period and from the most recent Interest
                                       Payment Date to which interest has been
                                       paid for all subsequent interest
                                       periods.  Each payment of interest will
                                       include interest accrued through the day preceding, as the case may be, the Interest Payment Date, the Stated
                                       Maturity, any Redemption Date or any
                                       Repayment Date (each Stated Maturity,
                                       Redemption Date or Repayment Date is
                                       referred to herein as "Maturity").
                                       Interest payable at Maturity will be
                                       payable to the Person to whom the
                                       principal of such Note is payable.  If
                                       an Interest Payment Date with respect to any Note falls on a day that is not a Business Day, the payment of interest required to be made on such Interest
                                       Payment Date need not be made on such
                                       day, but may be made on the next
                                       succeeding Business Day with the same
                                       force and effect as if made on such
                                       Interest Payment Date and no interest
                                       shall accrue on such
                                       payment for the period from and after
                                       such Interest Payment Date. If the date
                                       of Maturity of a Note is not a Business
                                       Day, the payment of principal and
                                       interest due on such day shall be made
                                       on the next succeeding Business Day and
                                       no interest shall accrue on such payment for the period from and after such Maturity.

                                       Record Dates.  Unless otherwise
                                       indicated in an applicable Pricing
                                       Supplement, the Record Date with respect to any Interest Payment Date shall mean the last Business Day which is more than 10 calendar days prior to such Interest Payment Date.

                                       Interest Payment Dates.  Interest
                                       payments will be made on each Interest
                                       Payment Date commencing with the
                                       first Interest Payment Date following
                                       the Original Issue Date; provided,
                                       however, the first payment of interest
                                       on any Note originally issued between a
                                       Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next Record Date.

                                       Unless otherwise provided in an
                                       applicable Note, interest payments on
                                       the Notes will be made semiannually on
                                       February 1 and August 1 of each year
                                       and at Maturity.

Acceptance and
  Rejection of Offers
  from Solicitation as
  Agents: If agreed upon by any Agent and the Company, such Agent acting solely as agent for the Company and not as principal will solicit purchases of the Notes. Each Agent will communicate to the Company orally, each reasonable offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent.

                                       Each Agent has the right, in its
                                       discretion reasonably exercised, to
                                       reject any proposed purchase of Notes,
                                       as a whole or in part, and any such
                                       rejection is not deemed a breach of the
                                       Agent's agreement contained in the
                                       Distribution Agreement. The Company has the sole right to accept or reject any proposed purchase of the Notes, in whole or in part, and any such rejection is not deemed a breach of the Company's agreement contained in the Distribution Agreement. Each Agent has agreed to make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company.

Preparation of
  Pricing Supplement:                  If any offer to purchase a Note is
                                       accepted by the Company, the Company
                                       will promptly prepare a Pricing
                                       Supplement reflecting the terms of such
                                       Note and will arrange to file it with
                                       the Commission in accordance with Rule
                                       424 under the Securities Act of 1933, as amended. Information to be included in the Pricing Supplement shall include:

                                       1.   the name of the Company;

                                       2.   the title of the securities,
                                            including series designation,
                                            if any;

                                       3.   the date of the Pricing Supplement
                                            and the dates of the Prospectus and
                                            Prospectus Supplement to which the
                                            Pricing Supplement relates;

                                       4.   the name of the Offering Agent (as
                                            hereinafter defined);

                                       5.   whether such Notes are being sold
                                            to the Offering Agent as principal
                                            or to an investor or other
                                            purchaser through the

                                             Offering Agent acting as agent
                                             for the Company;

                                        6.   with respect to Notes sold to the
                                             Offering Agent as principal,
                                             whether such Notes will be
                                             resold by the Offering Agent
                                             to investors and other
                                             purchasers (i) at a fixed
                                             public offering price of a
                                             specified percentage of their
                                             Principal Amount, (ii) at
                                             varying prices related to
                                             prevailing market prices at
                                             the time of resale to be
                                             determined by the Offering
                                             Agent or (iii) at 100% of
                                             their Principal Amount;

                                        7.   with respect to Notes sold to an
                                             investor or other purchaser
                                             through the Offering Agent
                                             acting as agent for the
                                             Company, whether such Notes
                                             will be sold at (i) 100% of
                                             their Principal Amount or
                                             (ii) at a specified
                                             percentage of their principal
                                             amount;

                                        8.   the Offering Agent's commission or
                                             underwriting discount;

                                        9.   net proceeds to the Company;

                                        10.  the Principal Amount, Original
                                             Issue Date, Stated Maturity,
                                             Initial Redemption Date, if
                                             any, Initial Redemption
                                             Percentage, if any, Annual
                                             Redemption Percentage
                                             Reduction, if any, and
                                             Repayment Date or Dates, if
                                             any, the Interest Rate, the
                                             Interest Payment Date or
                                             Dates (if other than February
                                             1 and August 1 of each year)
                                             and the Record Date or Dates;

                                        11.  the information with respect to
                                             the terms of the Notes set
                                             forth below (whether or not
                                             the applicable Note is a
                                             Book-

                                             Entry Note or a Certificated Note)
                                             under "Procedures for Notes
                                             Issued in Book-Entry Form --
                                             Settlement Procedures", items
                                             1, 2, 6, 7 and 8; and

                                        12.  any other provisions of the Notes
                                             material to investors or
                                             other purchasers of the Notes
                                             not otherwise specified in
                                             the Prospectus or Pricing
                                             Supplement.

                                        One copy of such filed document
                                        will be sent by telecopy, overnight,
                                        express or special delivery (for
                                        delivery as soon as practicable
                                        following the trade, but in no event
                                        later than 11:00 a.m. on the Business
                                        Day following the applicable trade
                                        date) to the Agent which made or
                                        presented the offer to purchase the
                                        applicable Note (in such capacity, the
                                        "Offering Agent") and the Trustee at
                                        the following applicable address: if to
                                        Merrill Lynch & Co.: via overnight,
                                        express or special delivery packages
                                        only, to:  Tritech Services, 40
                                        Colonial Drive, Piscataway, New Jersey
                                        08854, Attention: Prospectus
                                        Operations/Susannah Putnam, telephone:
                                        (908) 885-2769; if to Merrill Lynch &
                                        Co. via all other types of deliveries,
                                        to:  Tritech Services, #4 Corporate
                                        Place, Corporate Park 287, Piscataway,
                                        New Jersey 08854, Attention:
                                        Prospectus Operations/Nachman
                                        Kimerling, telephone: (908) 885-2769,
                                        telecopier: (908) 885-2774/2775/2776;
                                        if to A.G. Edwards & Sons, Inc., to:
                                        A.G. Edwards & Sons, Inc., One North
                                        Jefferson, St. Louis, Missouri 63103,
                                        Attention: Debt Syndicate/John Meiners,
                                        telephone: (314) 289-5800, telecopier:
                                        (314) 289-5989; if to First Chicago
                                        Capital Markets, Inc., to: Operations
                                        Manager, Medium-Term Notes, First
                                        Chicago Capital Markets, Inc., One
                                        First

                                        National Plaza, Mail Suite 0307,
                                        Chicago, Illinois 60670, Attention:
                                        Cherie McKnight, telephone: (312)
                                        732-9633; if to Lehman Brothers Inc.,
                                        by telecopy to: Lehman Brothers Inc.,
                                        c/o ADP, Prospectus Services, 536
                                        Broadhollow Road, Melville, New York
                                        11747, Attention:  Mike Ward,
                                        telephone: (516) 254-7106, telecopier:
                                        (516) 249-7942, and by hand to: Lehman
                                        Brothers Inc., 3 World Financial
                                        Center, 9th Floor, New York, New York
                                        10285-0900, Attention: Brunnie Vazquez,
                                        telephone: (212) 526-8400; and if to
                                        the Trustee, to: Citibank, N.A., 120
                                        Wall Street, Floor 13, New York, New
                                        York  10043, Attention: Wafaa Orfy,
                                        telephone: (212) 412-6260, telecopier:
                                        (212) 480-1614. For record keeping
                                        purposes, one copy of each Pricing
                                        Supplement, as so filed, shall also be
                                        mailed or telecopied to: Merrill Lynch
                                        & Co., Merrill Lynch, Pierce, Fenner &
                                        Smith Incorporated, World Financial
                                        Center, North Tower, 10th Floor, New
                                        York, New York, 10281-1310, Attention:
                                        MTN Product Management, telephone:
                                        (212) 449-7476, telecopier: (212)
                                        449-2234.  One copy of each such
                                        Pricing Supplement shall also be mailed
                                        or telecopied to the Agents' counsel at
                                        LeBoeuf, Lamb, Greene & MacRae, L.L.P.,
                                        125 West 55th Street, New York, New
                                        York 10019-5389, Attention: William S.
                                        Lamb, Esq., telephone: (212) 424-8170,
                                        telecopier: (212) 424-8500.

                                        Outdated Pricing Supplements, and the
                                        supplemented Prospectuses to which
                                        they are attached (other than those
                                        retained for files) will be destroyed.

Settlement:                             The receipt of immediately available
                                        funds by the Company in payment
                                        for a Note and the authentication and
                                        delivery of such Note shall, with
                                        respect to such

                                        Note shall, with respect to such
                                        Note, constitute "settlement". Offers
                                        accepted by the Company will be settled
                                        in three Business Days, or at a time as
                                        the purchaser and the Company shall
                                        agree, pursuant to the timetable for
                                        settlement set forth in Parts II and
                                        III hereof under "Settlement
                                        Procedures" with respect to Book-Entry
                                        Notes and Certificated Notes,
                                        respectively (each such date fixed for
                                        settlement is hereinafter referred to
                                        as a "Settlement Date").  If procedures
                                        A and B of the applicable Settlement
                                        Procedures with respect to a particular
                                        offer are not completed on or before
                                        the time set forth under the applicable
                                        "Settlement Procedures Timetable", such
                                        offer shall not be settled until the
                                        Business Day following the completion
                                        of settlement procedures A and B or
                                        such later date as the purchaser and
                                        the Company shall agree.

                                        The foregoing settlement procedures may
                                        be modified, with respect to any
                                        purchase of Notes by an Agent as
                                        principal, if so agreed by the Company
                                        and such Agent.

Procedure for Changing
  Rates or Other
  Variable Terms:                       When a decision has been reached to
                                        change the interest rate or any
                                        other variable term on any Notes being
                                        sold by the Company, the Company will
                                        promptly advise the Agents and the
                                        Trustee by facsimile transmission and
                                        the Agents will forthwith suspend
                                        solicitation of offers to purchase such
                                        Notes.  The Agents will telephone the
                                        Company with recommendations as to the
                                        changed interest rates or other
                                        variable terms.  At such time as the
                                        Company advises the Agents and the
                                        Trustee by facsimile transmission of
                                        the new interest rates or other
                                        variable terms, the Agents may resume
                                        solicitation of offers to purchase such
                                        Notes.

                                        Until such time only "indications of
                                        interest" may be recorded. Immediately
                                        after acceptance by the Company of an
                                        offer to purchase Notes at a new
                                        interest rate or new variable term, the
                                        Company, the Offering Agent and the
                                        Trustee shall follow the procedures set
                                        forth under the applicable "Settlement
                                        Procedures".

Suspension of
  Solicitation;
  Amendment or
  Supplement:                           The Company may instruct the
                                        Agents to suspend solicitation of
                                        offers to purchase Notes at any time.
                                        Upon receipt of such instructions, the
                                        Agents will forthwith suspend
                                        solicitation of offers to purchase from
                                        the Company until such time as the
                                        Company has advised them that
                                        solicitation of offers to purchase may
                                        be resumed.  If the Company decides to
                                        amend or supplement the Registration
                                        Statement or the Prospectus (other than
                                        to establish or change interest rates,
                                        maturities, prices or other similar
                                        variable terms with respect to the
                                        Notes), it will promptly advise the
                                        Agents and will furnish the Agents and
                                        their counsel with copies of the
                                        proposed amendment or supplement.  One
                                        copy of such filed document, along with
                                        a copy of the cover letter sent to the
                                        Commission, will be delivered or mailed
                                        to the Agents, their counsel and the
                                        Trustee at the following respective
                                        addresses: to Merrill Lynch & Co. at:
                                        MTN Product Management, Merrill Lynch &
                                        Co., Merrill Lynch World Headquarters,
                                        North Tower, World Financial Center,
                                        10th Floor, New York, New York 10281-
                                        1310, telephone: (212) 449-7476,
                                        telecopier: (212) 449- 2234; to A.G.
                                        Edwards & Sons, Inc. at: A.G. Edwards &
                                        Sons, Inc., One North Jefferson, St.
                                        Louis, Missouri 63103, telephone: (314)
                                        289-5800, telecopier: (314) 289-

                                        5989; to First Chicago Capital Markets,
                                        Inc. at: Operations Manager,
                                        Medium-Term Notes, First Chicago
                                        Capital Markets, Inc., One First
                                        National Plaza, Mail Suite 0307,
                                        Chicago, Illinois 60670, Attention:
                                        Cherie McKnight, telephone: (312)
                                        732-9633; to Lehman Brothers Inc. at:
                                        Lehman Brothers Inc., 3 World Financial
                                        Center, 12th Floor, New York, New York
                                        10285-1200, Attention: Medium-Term Note
                                        Department, telephone: (212) 526-2040,
                                        telecopier: (212) 528-1718; and the
                                        Trustee at: Citibank, N.A., 120 Wall
                                        Street, Floor 13, New York, New York
                                        10043, Attention: Wafaa Orfy,
                                        telephone: (212) 412-6260, telecopier:
                                        (212) 480-1614. For record keeping
                                        purposes, one copy of each such
                                        document, as so filed, shall also be
                                        mailed or telecopied to the Agents'
                                        counsel at LeBoeuf, Lamb, Greene &
                                        MacRae, L.L.P., 125 West 55th Street,
                                        New York, New York 10019-5389,
                                        Attention: William S. Lamb, Esq.,
                                        telephone: (212) 424-8170, telecopier:
                                        (212) 424-8500.

                                        In the event that at the time the
                                        solicitation of offers to purchase from
                                        the Company is suspended (other than to
                                        establish or change interest rates,
                                        maturities, prices or other similar
                                        variable terms with respect to the
                                        Notes) there shall be any offers to
                                        purchase Notes that have been accepted
                                        by the Company which have not been
                                        settled, the Company will promptly
                                        advise the Agents and the Trustee
                                        whether such offers may be settled and
                                        whether copies of the Prospectus as
                                        theretofore amended and/or supplemented
                                        as in effect at the time of the
                                        suspension may be delivered in
                                        connection with the settlement of such
                                        offers.  The Company will have the sole
                                        responsibility for such decision and
                                        for any arrangements which may
                                        be made in the event that the Company
                                        determines that such offers may not
                                        be settled or that copies of such
                                        Prospectus may not be so delivered.

Delivery of Prospectus
  and applicable
  Pricing Supplement:                   A copy of the most recent
                                        Prospectus and applicable Pricing
                                        Supplement must accompany or precede
                                        the earlier of (a) the written
                                        confirmation of a sale sent to an
                                        investor or other purchaser or its
                                        agent and (b) the delivery of Notes to
                                        an investor or other purchaser or its
                                        agent.

Authenticity of
  Signatures:                           The Agents will have no obligations or
                                        liability to the Company or the
                                        Trustee in respect of the authenticity
                                        of the signature of any officer,
                                        employee or agent of the Company or the
                                        Trustee on any Note.

Documents Incorporated
  by Reference:                         The Company shall supply the Agents
                                        with an adequate supply of all
                                        documents incorporated by reference in
                                        the Registration Statement.

Business Day:                           As used herein, "Business Day" means,
                                        unless otherwise specified in the
                                        applicable Pricing Supplement, any day
                                        other than a Saturday or Sunday or a
                                        day on which the offices of the Trustee
                                        in the Borough of Manhattan, the City
                                        and State of New York, are authorized
                                        or required to be closed pursuant to
                                        the authorization of law.


                     PART II:   PROCEDURES FOR NOTES ISSUED
                               IN BOOK-ENTRY FORM

   In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC, dated June 6, 1995 and a Certificate Agreement, dated October 31, 1988, between the Trustee and DTC, as amended (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:

                                        All Notes issued in book-entry
                                        form having the same Original Issue
                                        Date, Interest Rate, Day Count
                                        Convention, redemption and/or repayment
                                        terms, if any, and Stated Maturity
                                        (collectively, the "Fixed Rate Terms")
                                        will be represented initially by a
                                        single global security in fully
                                        registered form without coupons (each,
                                        a "Book-Entry Note").

                                        Each Book-Entry Note will be dated and
                                        issued as of the date of its
                                        authentication by the Trustee.  The
                                        date from which interest will begin to
                                        accrue with respect to each Book-Entry
                                        Note will be (a) with respect to an
                                        original Book-Entry Note (or any
                                        portion thereof), its Original Issue
                                        Date and (b) with respect to any
                                        Book-Entry Note (or portion thereof)
                                        issued subsequently upon exchange of a
                                        Book-Entry Note or in lieu of a
                                        destroyed, lost or stolen Book-Entry
                                        Note, the most recent Interest Payment
                                        Date to which interest has been paid or
                                        duly provided for on the predecessor
                                        Book-Entry Note or Notes (or if no such
                                        payment or provision has been made, the
                                        Original Issue Date of the predecessor
                                        Book-Entry Note or Notes), regardless
                                        of the date of authentication of such
                                        subsequently issued Book-Entry Note.
                                        No Book-Entry Note shall represent any
                                        Note issued in certificated form.

                                        For other variable terms with respect
                                        to the Notes, see the Prospectus and
                                        the applicable Pricing Supplement.

                                        Except as provided in the Prospectus,
                                        no owner of a beneficial interest in a
                                        Book-Entry Note shall be entitled to
                                        receive any Note issued in certificated
                                        form with respect to such beneficial
                                        interest.

Identification:

                                        The Company has arranged with
                                        the CUSIP Service Bureau of Standard &
                                        Poor's Corporation (the "CUSIP Service
                                        Bureau") for the reservation of one
                                        series of CUSIP numbers, which series
                                        consists of approximately 900 CUSIP
                                        numbers which have been reserved for
                                        and relating to Book-Entry Notes and
                                        the Company has delivered to each of
                                        the Trustee and DTC such list of such
                                        CUSIP numbers. The Company will assign
                                        CUSIP numbers to Book-Entry Notes as
                                        described below under Settlement
                                        Procedure B.  DTC will notify the CUSIP
                                        Service Bureau periodically of the
                                        CUSIP numbers that the Company has
                                        assigned to Book-Entry Notes.  The
                                        Trustee will notify the Company at any
                                        time when fewer than 100 of the
                                        reserved CUSIP numbers remain
                                        unassigned to Book-Entry Notes, and, if
                                        it deems necessary, the Company will
                                        reserve and obtain additional CUSIP
                                        numbers for assignment to Book-Entry
                                        Notes.  Upon obtaining such additional
                                        CUSIP numbers, the Company will deliver
                                        a list of such additional numbers to
                                        the Trustee and DTC.  Book-Entry Notes
                                        having an aggregate principal amount in
                                        excess of $150,000,000 and otherwise
                                        required to be represented by the same
                                        Global Certificate will instead be
                                        represented by two or more Global
                                        Certificates which shall all be
                                        assigned the same CUSIP number.

Registration:                           Unless otherwise specified by DTC,
                                        each Book-Entry Note will be
                                        registered in the name of Cede & Co.,
                                        as nominee for DTC, on the
                                        register maintained by the Trustee
                                        under the Indenture.  The beneficial
                                        owner of a Note issued in book-entry
                                        form (i.e., an owner of a beneficial
                                        interest in a   Book-Entry Note) (or
                                        one or more indirect participants in
                                        DTC designated by such owner) will
                                        designate one or more participants in
                                        DTC (with respect to such Note issued
                                        in book-entry form, the "Participants")
                                        to act as agent for such beneficial
                                        owner in connection with the book-entry
                                        system maintained by DTC, and DTC will
                                        record in book-entry form, in
                                        accordance with instructions provided
                                        by such Participants, a credit balance
                                        with respect to such Note issued in
                                        book-entry form in the account of such
                                        Participants.  The ownership interest
                                        of such beneficial owner in such Note
                                        issued in book-entry form will be
                                        recorded through the records of such
                                        Participants or through the separate
                                        records of such Participants and one or
                                        more indirect participants in DTC.

Transfers:                              Transfers of beneficial ownership
                                        interests in a Book-Entry Note will be
                                        accomplished by book entries made by
                                        DTC and, in turn, by Participants (and
                                        in certain cases, one or more indirect
                                        participants in DTC) acting on behalf
                                        of beneficial transferors and
                                        transferees of such Book-Entry Note.

Exchanges:                              The Trustee may deliver to DTC and the
                                        CUSIP Service Bureau at any time a
                                        written notice specifying (a) the CUSIP
                                        numbers of two or more Book-Entry Notes
                                        outstanding on such date that represent
                                        Book-Entry Notes having the same Fixed
                                        Rate Terms (other than Original Issue
                                        Dates), and for which interest has been
                                        paid to the same date; (b) a date,
                                        occurring at least 30 days after such
                                        written
                                        notice is delivered and at least 30
                                        days before the next Interest Payment
                                        Date for the related    Notes issued in
                                        book-entry form, on which such
                                        Book-Entry Notes shall be exchanged for
                                        a single replacement Book-Entry Note;
                                        and (c) a new CUSIP number, obtained
                                        from the Company, to be assigned to
                                        such replacement Book-Entry Note. Upon
                                        receipt of such a notice, DTC will send
                                        to its Participants (including the
                                        Trustee) a written reorganization
                                        notice to the effect that such exchange
                                        will occur on such date. Prior to the
                                        specified exchange date, the Trustee
                                        will deliver to the CUSIP Service
                                        Bureau written notice setting forth
                                        such exchange date and the new CUSIP
                                        number and stating that, as of such
                                        exchange date, the CUSIP numbers of the
                                        Book-Entry Notes to be exchanged will
                                        no longer be valid.  On the specified
                                        exchange date, the Trustee will
                                        exchange such Book-Entry Notes for a
                                        single Book-Entry Note bearing the new
                                        CUSIP number and the CUSIP numbers of
                                        the exchanged Book-Entry Notes will, in
                                        accordance with CUSIP Service Bureau
                                        procedures, be canceled and not
                                        immediately reassigned. Notwithstanding
                                        the foregoing, if the Book-Entry Notes
                                        to be exchanged exceed $150,000,000 in
                                        aggregate principal amount, one
                                        replacement Book-Entry Note will be
                                        authenticated and issued to represent
                                        each $150,000,000 of principal amount
                                        of the exchanged Book-Entry Notes and
                                        an additional Book-Entry Note or Notes
                                        will be authenticated and issued to
                                        represent any remaining principal
                                        amount of such Book-Entry Notes (See
                                        "Denominations" below).

Denominations:                          Notes issued in book-entry form
                                        will be issued in denominations
                                        of $1,000 and integral multiples of
                                        $1,000 in excess thereof. Book-Entry
                                        Notes will be denominated in
                                        principal amounts not in excess of
                                        $150,000,000.  If one or more Notes
                                        issued in book-entry form having an
                                        aggregate principal amount in excess of
                                        $150,000,000 would, but for the
                                        preceding sentence, be represented by a
                                        single Book-Entry Note, then one
                                        Book-Entry Note will be issued to
                                        represent each $150,000,000 principal
                                        amount of such Note or Notes issued in
                                        book-entry form and an additional Book-
                                        Entry Note or Notes will be issued to
                                        represent any remaining principal
                                        amount of such Note or Notes issued in
                                        book-entry form.  In such a case, each
                                        of the Book-Entry Notes representing
                                        such Note or Notes issued in book-entry
                                        form shall be assigned the same CUSIP
                                        number.

Payments of Principal
  and Interest:                         Payments of Interest Only.
                                        Promptly after each Record Date, the
                                        Trustee will deliver to the Company and
                                        DTC a written notice specifying by
                                        CUSIP number the amount of interest to
                                        be paid on each Book-Entry Note on the
                                        following Interest Payment Date (other
                                        than an Interest Payment Date
                                        coinciding with Maturity) and the total
                                        of such amounts. DTC will confirm the
                                        amount payable on each Book-Entry Note
                                        on such Interest Payment Date by
                                        reference to the daily bond reports
                                        published by Standard & Poor's
                                        Corporation.  On such Interest Payment
                                        Date, the Company will pay to the
                                        Trustee in immediately available funds
                                        an amount sufficient to pay the
                                        interest then due and owing, and upon
                                        receipt of such funds from the Company,
                                        the Trustee in turn will pay to DTC,
                                        such total amount of interest due
                                        (other than at Maturity), at the times
                                        and in the manner set forth below under
                                        "Manner of Payment".

                                        Payments at Maturity.  On or about the
                                        first Business Day of each month,
                                        the Trustee will deliver to the Company
                                        and DTC a written list of principal,
                                        interest and premium, if any, to be
                                        paid on each Book-Entry Note maturing
                                        either at Stated Maturity, on a
                                        Redemption Date in, or for which an
                                        Option to Elect Repayment has been
                                        received with respect to, the following
                                        month.  The Trustee, the Company and
                                        DTC will confirm the amounts of such
                                        principal, premium, if any, and
                                        interest payments with respect to a
                                        Book-Entry Note on or about the fifth
                                        Business Day preceding the Maturity of
                                        such Book-Entry Note.  At such
                                        Maturity, the Company will pay to the
                                        Trustee in immediately available funds
                                        an amount sufficient to make such
                                        Maturity payment, and upon receipt of
                                        such funds the Trustee in turn will pay
                                        to DTC, the principal amount of such
                                        Note, together with interest and
                                        premium, if any, due at such Maturity,
                                        at the times and in the manner set
                                        forth below under "Manner of Payment".
                                        Promptly after payment to DTC of the
                                        principal, interest and premium, if
                                        any, due at the Maturity of such
                                        Book-Entry Note, the Trustee will
                                        cancel such Book-Entry Note and deliver
                                        it to the Company with an appropriate
                                        debit advice.  On the first Business
                                        Day of each month, the Trustee will
                                        deliver to the Company a written
                                        statement indicating the total
                                        principal amount of outstanding Book-
                                        Entry Notes as of the close of business
                                        on the immediately preceding Business
                                        Day.

                                        Manner of Payment.  The total amount of
                                        any principal, premium, if any,
                                        and interest due on Book-Entry Notes on
                                        any Interest Payment Date or at
                                        Maturity shall be paid by the Company
                                        to the Trustee in funds available for
                                        use by the

                                        Trustee no later than 1:00 p.m., New
                                        York City time, on such date.   The
                                        Company will make such payment on such
                                        Book-Entry Notes to an account
                                        specified by the Trustee.  Upon receipt
                                        of such funds, the Trustee will pay by
                                        separate wire transfer (using Fedwire
                                        message entry instructions in a form
                                        previously specified by DTC) to an
                                        account at the Federal Reserve Bank of
                                        New York previously specified by DTC,
                                        in funds available for immediate use by
                                        DTC, each payment of interest,
                                        principal and premium, if any, due on a
                                        Book-Entry Note on such date.
                                        Thereafter on such date, DTC will pay,
                                        in accordance with its SDFS operating
                                        procedures then in effect, such amounts
                                        in funds available for immediate use to
                                        the respective Participants in whose
                                        names such Notes are recorded in the
                                        book-entry system maintained by DTC.
                                        Neither the Company nor the Trustee
                                        shall have any responsibility or
                                        liability for the payment by DTC of the
                                        principal of, premium, if any, or
                                        interest on, the Book-Entry Notes to
                                        such Participants.

                                        Withholding Taxes.  The amount of any
                                        taxes required under applicable law to
                                        be withheld from any interest payment
                                        on a Note will be determined and
                                        withheld by the Participant, indirect
                                        participant in DTC or other Person
                                        responsible for forwarding payments and
                                        materials directly to the beneficial
                                        owner of such Note.

Settlement
  Procedures:                           Settlement Procedures with regard to
                                        each Note in book-entry form purchased
                                        by each Agent, as principal, or sold by
                                        each Agent, as agent of the Company,
                                        will be as follows:

                                        A. The Offering Agent will advise the
                                           Company by telephone,
                                        confirmed by facsimile, of the
                                        following Settlement information:

                                        1.   Principal Amount of the Note.

                                        2.   Interest Rate.

                                        3.   Interest Payment Dates.

                                        4.   Price to public, if any, of the
                                             Note (or whether the Note is being
                                             offered at varying prices
                                             relating to prevailing market
                                             prices at time of resale as
                                             determined by the Offering
                                             Agent).

                                        5.   Trade Date.

                                        6.   Settlement Date (Original Issue
                                             Date).

                                        7.   Stated Maturity.

                                        8.   Redemption provisions, if any,
                                             including: Initial Redemption
                                             Date, Initial Redemption
                                             Percentage and Annual
                                             Redemption Percentage
                                             Reduction.

                                        9.   Repayment Date(s), if any.

                                        10.  Net proceeds to the Company.

                                        11.  The Offering Agent's commission or
                                             underwriting discount.

                                        12.  Whether such Notes are being sold
                                             to the Offering Agent as
                                             principal or to an investor
                                             or other purchaser through
                                             the Offering Agent acting as
                                             agent for the Company.

                                        13.  Whether such Note is being issued
                                             with Original Issue Discount
                                             and the terms thereof.

                                        14.  Such other information specified
                                             with respect to the Notes
                                             (whether by Addendum or
                                             otherwise).

                                     B. The Company will assign a
                                        CUSIP number to the Book-Entry Note
                                        representing such Note and then advise
                                        the Trustee by facsimile transmission
                                        or other electronic transmission of the
                                        above settlement information received
                                        from the Offering Agent, such CUSIP
                                        number and the name of the Offering
                                        Agent.

                                     C. The Trustee will communicate to DTC
                                        and the Offering Agent through DTC's
                                        Participant Terminal System, a pending
                                        deposit message specifying the
                                        following settlement information:

                                        1.   The information set forth in the
                                             Settlement Procedure A.

                                        2.   Identification numbers of the
                                             participant accounts
                                             maintained by DTC on behalf
                                             of the Trustee and the
                                             Offering Agent.

                                        3.   Initial Interest Payment Date for
                                             such Note, number of days by
                                             which such date succeeds the
                                             related Record Date for DTC
                                             purposes and, if then
                                             calculable, the amount of
                                             interest payable on such
                                             Interest Payment Date (which
                                             amount shall have been
                                             confirmed by the Trustee).

                                        4. CUSIP number of the Book-Entry Note
                                           representing such Note.

                                        5. Whether such Book-Entry Note
                                           represents any other Notes
                                           issued or to be issued in
                                           book-entry form.

                                        DTC will arrange for each pending
                                        deposit message described above
                                        to be transmitted to Standard & Poor's
                                        Corporation, which will use the
                                        information in the message to include
                                        certain terms of the related Book-
                                        Entry Note in the appropriate daily
                                        bond report published by Standard &
                                        Poor's Corporation.

                                     D. The Trustee will complete and
                                        authenticate the Book-Entry
                                        Note representing such Note.

                                     E. DTC will credit such Note to the
                                        participant account of the
                                        Trustee maintained by DTC.

                                     F. The Trustee will enter an SDFS
                                        deliver order through DTC's
                                        Participant Terminal System instructing
                                        DTC (i) to debit such Note to the
                                        Trustee participant account and credit
                                        such Note to the participant account of
                                        the Offering Agent maintained by DTC
                                        and (ii) to debit the settlement
                                        account of the Offering Agent and
                                        credit the settlement account of the
                                        Trustee maintained by DTC, in an amount
                                        equal to the price of such Note less
                                        such Offering Agent's discount or
                                        underwriting commission, as applicable.
                                        Any entry of such a deliver order shall
                                        be deemed to constitute a
                                        representation and warranty by the
                                        Trustee to DTC that (i) the Book-Entry
                                        Note
                                        representing such Note has been issued
                                        and authenticated and (ii) the Trustee
                                        is holding such Book-Entry Note
                                        pursuant to the Certificate Agreement.

                                     G. In the case of Notes sold through
                                        the Offering Agent, as agent,
                                        the Offering Agent will enter an SDFS
                                        deliver order through DTC's Participant
                                        Terminal System instructing DTC (i) to
                                        debit such Note to the Offering Agent's
                                        participant account and credit such
                                        Note to the participant account of the
                                        Participants maintained by DTC and (ii)
                                        to debit the settlement accounts of
                                        such Participants and credit the
                                        settlement account of the Offering
                                        Agent maintained by DTC in an amount
                                        equal to the initial public offering
                                        price of such Note.

                                     H. Transfers of funds in accordance
                                        with SDFS deliver orders described in
                                        Settlement Procedures F and G will be
                                        settled in accordance with SDFS
                                        operating procedures in effect on the
                                        Settlement Date.

                                     I. Upon receipt, the Trustee will pay
                                        the Company, by wire transfer   of
                                        immediately available funds to an
                                        account specified by the Company to the
                                        Trustee from time to time, in the
                                        amount transferred to the Trustee in
                                        accordance with Settlement Procedure F.

                                     J. The Trustee will send a copy of the
                                        Book-Entry Note by first class mail to
                                        the Company together with a
                                        statement setting forth the principal
                                        amount of Notes Outstanding as of the
                                        related Settlement Date after giving
                                        effect to such transaction and all
                                        other offers to purchase Notes
                                        of which the Company has advised the
                                        Trustee but which have not yet been
                                        settled.

                                     K. If the Note was sold through the
                                        Offering Agent, as agent, the Offering
                                        Agent will confirm the purchase of
                                        such Note to the investor or other
                                        purchaser either by transmitting to the
                                        Participant with respect to such Note a
                                        confirmation order through DTC's
                                        Participant Terminal System or by
                                        mailing a written confirmation to such
                                        investor or other purchaser.

Settlement Procedures
  Timetable:                         For offers to purchase Notes accepted
                                     by the Company, Settlement Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York
                                     City time) set forth below:

                                     SETTLEMENT
                                     PROCEDURE        TIME
                                     ----------       ----

                                     A         11:00 a.m. on the trade date
                                     B         As soon as practicable following
                                               the trade, but in no event
                                               later than 12:00 noon on the
                                               second Business Day
                                               immediately preceding the
                                               Settlement Date
                                     C         As soon as practicable following
                                               the trade, but in no event
                                               later than 2:00 p.m. on the
                                               second Business Day
                                               immediately preceding the
                                               Settlement Date
                                     D         9:00 a.m. on Settlement Date
                                     E         10:00 a.m. on Settlement Date

                                        F-G       No later than 2:00 p.m.  on
                                                  Settlement Date
                                        H         4:45 p.m. on Settlement Date
                                        I-J       5:00 p.m. on Settlement Date

                                        If a sale is to be settled more than
                                        one Business Day after the trade date,
                                        Settlement Procedures A, B, and C may,
                                        if necessary, be completed at any time
                                        prior to the specified times on the
                                        first Business Day after such trade
                                        date.  Settlement Procedure H is
                                        subject to extension in accordance with
                                        any extension of Fedwire closing
                                        deadlines and in the other events
                                        specified in the SDFS operating
                                        procedures in effect on the Settlement
                                        Date.

                                        If settlement of a Note issued in
                                        book-entry form is rescheduled or
                                        canceled, the Trustee will deliver to
                                        DTC, through DTC's Participant Terminal
                                        System, a cancellation message to such
                                        effect by no later than 2:00 p.m., New
                                        York City time, on the Business Day
                                        immediately preceding the scheduled
                                        Settlement Date.

Failure to Settle:                      If the Trustee fails to enter an
                                        SDFS deliver order with respect to a
                                        Book-Entry Note issued in book-entry
                                        form pursuant to Settlement Procedure
                                        F, the Trustee may deliver to DTC,
                                        through DTC's Participant Terminal
                                        System, as soon as practicable a
                                        withdrawal message instructing DTC to
                                        debit such Note to the participant
                                        account of the Trustee maintained at
                                        DTC.  DTC will process the withdrawal
                                        message, provided that such participant
                                        account contains a principal amount of
                                        the Book-Entry Note representing such
                                        Note that is at least equal to the
                                        principal amount to be debited.  If
                                        withdrawal messages are processed with
                                        respect to all the Notes
                                     represented by a Book-Entry Note, the
                                     Trustee will mark such Book-Entry Note
                                     "canceled", make appropriate entries in
                                     its records and send certification of
                                     destruction of such canceled Book-Entry
                                     Note to the Company.  The CUSIP number
                                     assigned to such Book-Entry Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Book-Entry Note, the Trustee will exchange such Book-Entry Note for two Book-Entry Notes, one of which shall represent the Book-Entry Notes for which withdrawal messages are processed and shall be canceled immediately after issuance, and the other of which shall represent the other Notes previously represented by the surrendered Book-Entry Note and shall bear the CUSIP number of the surrendered Book-Entry Note.

                                     In the case of any Note sold through
                                     the Offering Agent, as agent, if the
                                     purchase price for any Book-Entry Note
                                     is not timely paid to the Participants
                                     with respect to such Note by the
                                     beneficial investor or other purchaser
                                     thereof (or a person, including an
                                     indirect participant in DTC, acting on
                                     behalf of such investor or other
                                     purchaser), such Participants and, in
                                     turn, the related Offering Agent may enter
                                     SDFS deliver orders through DTC's
                                     Participant Terminal System reversing the orders entered pursuant to Settlement Procedures F and G, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent for its loss of the use of funds during the period when the funds were credited to the account of the Company.

                                     Notwithstanding the foregoing, upon any
                                     failure to settle with respect to a
                                     Book-Entry Note, DTC may take any
                                     actions in accordance with its SDFS
                                     operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to have been represented by a Book-Entry Note also representing other Notes, the Trustee will provide, in accordance with Settlement Procedure D, for the authentication and issuance of a Book-Entry Note representing such remaining Notes and will make appropriate entries in its records.


                    PART III:   PROCEDURES FOR NOTES ISSUED
                                IN CERTIFICATED FORM

Denominations:                       The Certificated Notes will be
                                     issued in denominations of $1,000 and
                                     integral multiples of $1,000 in excess
                                     thereof.

Payments of Principal
  and Interest:                      Upon presentment and delivery of the
                                     Certificated Note, the  Trustee upon
                                     receipt of immediately available funds
                                     from the Company will pay the principal
                                     amount of each Certificated Note at
                                     Maturity and the final installment of
                                     interest in immediately available funds.
                                     All interest payments on a Certificated
                                     Note, other than interest due at Maturity, will be made at the Corporate Trust Office of the Trustee or, at the option of the Company, may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register or by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable
                                     Interest Payment Date.

                                     The Trustee will provide monthly to the
                                     Company a list of the principal, premium, if any, and interest to be paid on Certificated Notes maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law, but shall be relieved from any such responsibility if it acts in good faith and in reliance upon an opinion of counsel.

                                     Certificated Notes presented to the
                                     Trustee at Maturity for payment will be
                                     canceled by the Trustee. All canceled
                                     Certificated Notes held by the Trustee
                                     shall be destroyed, and the Trustee shall furnish to the Company a certificate with respect to such destruction.

Settlement
  Procedures:                        Settlement Procedures with regard to each
                                     Certificated Note purchased by any Agent, as principal, or through any Agent, as agent, shall be as follows:

                                     A. The Offering Agent will advise the
                                        Company by telephone of the
                                        following Settlement information with
                                        regard to each Note:

                                        1.  Exact name in which the
                                            Certificated Note(s) is to be
                                            registered (the "Registered
                                            Owner").

                                        2.  Exact address or addresses of the
                                            Registered Owner for
                                            delivery, notices and





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

                                            payments of principal and
                                            interest.

                                        3.  Taxpayer identification number of
                                            the Registered Owner.

                                        4.  Principal Amount of the
                                            Certificated Note.

                                        5.  Denomination of the Certificated
                                            Note.

                                        6.  Interest Rate.

                                        7.  Interest Payment Dates.

                                        8.  Price to public of the Certificated
                                            Note (or whether the Note is
                                            being offered at varying
                                            prices relating to prevailing
                                            market prices at time of
                                            resale as determined by the
                                            Offering Agent).

                                        9.  Trade Date.

                                        10. Settlement Date (Original Issue
                                            Date).

                                        11. Stated Maturity.

                                        12. Net proceeds to the Company.

                                        13. The Offering Agent's commission or
                                            underwriting discount.

                                        14. Whether such Notes are being sold
                                            to the Offering Agent as
                                            principal or to an investor
                                            or other purchaser through
                                            the Offering Agent acting as
                                            agent for the Company.

                                        15. Redemption provisions, if any,
                                            including: Initial Redemption
                                            Date, Initial Redemption
                                            Percentage and





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


                                             Annual Redemption Percentage
                                             Reduction.

                                        16.  Repayment Date(s), if any.

                                        17.  Whether such Note is being issued
                                             with Original Issue Discount
                                             and the terms thereof.

                                        18.  Such other information specified
                                             with respect to the Notes
                                             (whether by Addendum or
                                             otherwise).

                                     B. After receiving such settlement
                                        information from the Offering Agent,
                                        the Company will advise the
                                        Trustee of the above settlement
                                        information by facsimile transmission
                                        confirmed by telephone. The Company
                                        will prepare a Pricing Supplement to
                                        the Prospectus and deliver copies to
                                        the Agent and will cause the Trustee to
                                        issue, authenticate and deliver Notes.

                                     C. The Trustee will complete the
                                        Certificated Note in the form
                                        approved by the Company, the Offering
                                        Agent and the Trustee, and will make
                                        three copies thereof (herein called
                                        "Stub 1", "Stub 2" and "Stub 3"):

                                        1.  Certificated Note with the Offering
                                            Agent's confirmation, if
                                            traded on a principal basis,
                                            or the Offering Agent's
                                            customer confirmation, if
                                            traded on an agency basis.

                                        2.  Stub 1 for Trustee.

                                        3.  Stub 2 for Offering Agent.





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


                                        4.  Stub 3 for the Company.

                                    D.  With respect to each trade, the
                                        Trustee will deliver the Certificated
                                        Notes and Stub 2 thereof to the
                                        Offering Agent at the following
                                        applicable address: if to Merrill
                                        Lynch, to: Merrill Lynch Money Markets
                                        Clearance, 55 Water Street, Concourse
                                        Level, N.S.C.C.  Window, New York, New
                                        York 10041, Attention: Al Mitchell,
                                        telephone: (212) 558-2405, telecopier:
                                        (212) 558-2457; if to A.G. Edwards &
                                        Sons, Inc., to: A.G. Edwards & Sons,
                                        Inc., 77 Water Street, 6th Floor, New
                                        York, New York 10004, Attention: Carlos
                                        Velez, telephone: (212) 952-7228; if to
                                        First Chicago Capital Markets, Inc.,
                                        to:  Bankers Trust, 16 Wall Street, 5th
                                        Floor, Window 51, New York, New York
                                        10015, Attention: Jim Murray,
                                        telephone: (212) 618-2370; and if to
                                        Lehman Brothers Inc., to:  Lehman
                                        Government Securities Inc. [Lehman
                                        Commercial Paper Inc.], 101 Hudson
                                        Street, 29th Floor, Jersey City, New
                                        Jersey 07302, Attention: Eddie
                                        Steffens, telephone: (201) 524-5085.
                                        The Trustee will keep Stub 1.  The
                                        Offering Agent will acknowledge receipt
                                        of the  Certificated Note through a
                                        broker's receipt and will keep Stub 2.
                                        Delivery of the Certificated Note will
                                        be made only against such
                                        acknowledgment of receipt. Upon
                                        determination that the Certificated
                                        Note has been authorized, delivered and
                                        completed as aforementioned, the
                                        Offering Agent will wire the net
                                        proceeds of the Certificated Note after
                                        deduction of its applicable





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

                                        commission to the Company pursuant
                                        to standard wire instructions given
                                        by the Company.

                                     E. In the case of Notes sold through the
                                        Offering Agent, as agent, the
                                        Offering Agent will deliver the
                                        Certificated Note (with confirmations),
                                        as well as a copy of the Prospectus and
                                        any applicable Pricing Supplement or
                                        Supplements received from the Trustee
                                        to the purchaser against payment in
                                        immediately available funds.

                                     F. The Trustee will send Stub 3 to the
                                        Company.

Settlement                           For offers to purchase Certificated Notes
  Procedures                         accepted by the Company, Settlement
  Timetable:                         Procedures "A" through "F" set forth
                                     above shall be completed as soon as
                                     possible but not later than the respective times (New York City time) set forth below:

                                     SETTLEMENT
                                     PROCEDURE            TIME
                                     ----------           ----

                                     A           11:00 a.m. on the trade date
                                     B           3:00 p.m. on Business Day
                                                 prior to Settlement Date
                                     C-D         2:15 p.m. on Settlement Date
                                     E           3:00 p.m. on Settlement Date
                                     F           5:00 p.m. on Settlement Date

Failure to Settle:                   In the case of Notes sold through the
                                     Offering Agent, as agent, if an investor or other purchaser of a Certificated Note from the Company shall either fail to accept delivery of or make payment for a Certificated Note on the date fixed for settlement, the Offering Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return





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


                                     the Certificated Note to the Trustee.

                                     The Trustee, upon receipt of the
                                     Certificated Note from the Offering Agent, will immediately advise the Company and the Company will promptly arrange to credit the account of the Offering
                                     Agent in an amount of immediately
                                     available funds equal to the amount
                                     previously paid to the Company by such
                                     Offering Agent in settlement for the
                                     Certificated Note. Such credits will be made on the Settlement Date if possible, and in any event not later than the Business Day following the Settlement Date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by such Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent for its loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which the failure occurred, the Trustee will cancel and destroy the Certificated Note, make appropriate entries in its records to reflect the fact that the Note was never issued, and accordingly notify in writing the Company.





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
                                                                       EXHIBIT B

                       MICHIGAN CONSOLIDATED GAS COMPANY

                       First Mortgage Bonds Designated As
                      Secured Medium-Term Notes, Series B

                                TERMS AGREEMENT

                                                                          , 199
                                                               -----------     -

Michigan Consolidated Gas Company
500 Griswold Street
Detroit, Michigan  48226

Attention:

   Subject in all respects to the terms and conditions of the Distribution Agreement dated June 6, 1995 (the "Agreement"), between you and Michigan Consolidated Gas Company (the "Company"), the undersigned agrees to purchase the following First Mortgage Bonds designated as Secured Medium-Term Notes, Series B of the Company:

Aggregate Principal Amount:

Interest Rate:

Interest Reset Period:

Maximum or Minimum Interest Rates:

Spread and/or Spread Multiplier:

Date of Maturity:

Interest Payment Dates:

Record Dates:

Redemption/Repayment:

Price to Public:

Purchase Price:        % of Principal Amount [plus accrued
                  interest from       , 199 ]
                                ------     -
Purchase Date and Time:

Other Provisions:

Place for Delivery of Notes and Payment Therefor:

Form:

Method of Payment:

Modification, if any, in the requirements to deliver the documents specified in
Section 6 of the Agreement:

Period during which additional debt securities of the Company may not be sold pursuant to Section 3(k) of the Agreement:

                                           [       ]

                                           By:
                                               ------------------------------


Accepted:

MICHIGAN CONSOLIDATED GAS COMPANY


By:
    ------------------------------
    Name:
    Title:






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